                                                               Exhibit No. 11(a)

                   COMPUTATION FOR BASIC EARNINGS PER SHARE
                        FOR THE YEARS ENDED DECEMBER 31
                (AMOUNTS IN MILLIONS EXCEPT FOR PER-SHARE DATA)

                                                          1998        1997        1996
                                                          ----        ----        ----
Common Stock and Common Stock Equivalents
-----------------------------------------
Average number of common shares outstanding               39.8        40.6         39.1
                                                          ====        =====        ====

Basic Earnings (Loss) Per Share
-------------------------------
Earnings (loss) from continuing businesses               $(9.3)     $185.0       $164.8
Less:
   Dividend requirement on Series A
    convertible preferred stock                           --          --            8.8
Plus:
   Tax benefit on dividends paid on
    unallocated preferred shares                          --          --            2.0
                                                          ----        ----        -----
Earnings (loss) available for common
------------------------------------
shareholders:
------------
      Continuing businesses before extraordinary         (9.3)       185.0        158.0
      loss

      Extraordinary Loss                                 --           --           (8.9)
                                                         ----         ----         -----

      Net Earnings (loss)                               $(9.3)       $185.0      $149.1
                                                        ======       ======      ======

Basic earnings (loss) per share of common stock
-----------------------------------------------
      Continuing businesses, before extraordinary       $(0.23)       $4.55       $4.04
      loss

      Extraordinary Loss                                 --           --          (0.23)
                                                         ----         ----        ------

      Net Earnings (loss)                               $(0.23)       $4.55       $3.81
                                                        =======       =====       =====